EXHIBIT 10.87


                          AMENDMENT TO LEASE AGREEMENT

     This Amendment dated as of October 30, 2003 and is between Living in Style, LLC ("Landlord") and National Medical Health Card Systems, Inc. ("NMHC"). All defined terms used, but not otherwise defined herein, shall have their meanings set forth in the Lease Agreement between NMHC and Landlord, dated as of May 1, 2002, as amended to date, together with any and all attachments thereto (the "Lease Agreement").

     WHEREAS, NMHC and Landlord have entered into the Lease Agreement pursuant to which NMHC leases the building known as 32 9th Avenue, Sea Cliff, NY from Landlord.

     WHEREAS, simultaneously with the execution of this Amendment, NMHC and New Mountain Partners, L.P. (the "Purchaser") have entered into the Preferred Stock Purchase Agreement, dated as of October 30, 2003, pursuant to which NMHC will issue and sell to the Purchaser and the Purchaser will purchase from NMHC 6,956,522 shares of the Series A 7% convertible preferred stock, par value 0.10 per share of NMHC (the "Series A Preferred Stock"), for an aggregate purchase price of $80,000,003 (the "Purchase Agreement");

     WHEREAS, the parties desire to amend the Lease Agreement and to make such changes and modifications to the Lease Agreement as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and covenants and agreements contained herein, the parties agree as follows:

     1. The Rider to the Lease Agreement shall be amended to add the following provision as clause (e) of Section 22:

                  (e) Tenant may terminate this Lease by delivering written notice to the Landlord not less than the greater of, (a) six
                  (6) months or (b) the period of time equal to 50% of the remaining term of the Lease, prior to the effective date of such termination.

     2. Except as expressly provided herein, all terms and conditions of the Lease Agreement shall be unmodified and in full force and effect.

     3. From and after the execution and delivery of this Amendment, all references to the Lease Agreement contained in other agreements and instruments executed and delivered pursuant to or in connection with the Lease Agreement shall hereinafter mean and refer to the Lease Agreement as amended hereby.

     4. This Amendment may be executed in counterparts by the parties hereto, all of which shall constitute one and the same instrument. A facsimile transmission of this signed Amendment bearing a signature on behalf of a party hereto shall be binding on such party.

     5. This Amendment shall be governed by the laws of New York.

     6. This Amendment shall be effective and shall be binding on the Landlord and NMHC upon the Closing Date (as such term is defined in the Purchase Agreement).



     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

                                                 LIVING IN STYLE, LLC
                                              By:___________________________
                                             Name:__________________________
                                            Title:__________________________


                                                 NATIONAL MEDICAL HEALTH
                                                   CARD SYSTEMS, INC.

                                                By:________________________
                                              Name:________________________
                                             Title:________________________